UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2016 (August 1, 2016)

SUNOCO LP

(Exact name of registrant as specified in its charter)

Delaware	001-35653	30-0740483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8020 Park Lane, Suite 200

Dallas, Texas 75231

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (832) 234-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Third Amendment to Credit Agreement

On August 1, 2016, Sunoco LP (the “Partnership”) entered into an amendment (the “Amendment”) to that certain Credit Agreement, dated as of September 25, 2014 (as amended to date, the “Credit Agreement”) with the lenders party thereto and Bank of America, N.A., in its capacity as a letter of credit issuer, as swing line lender, and as administrative agent. The Amendment amended the Credit Agreement to, among other matters, conform certain terms of the Credit Agreement to certain terms of the Partnership’s term loan credit facility dated as of March 31, 2016.

The discussion included herein of the Amendment is qualified in its entirety by reference to Exhibit 10.1 of this report on Form 8-K, which is hereby incorporated into this item.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Third Amendment to Credit Agreement, dated as of August 1, 2016, by and among Sunoco LP, Bank of America, N.A. and the financial institutions parties thereto as Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	SUNOCO GP LLC, its General Partner

Date: August 3, 2016	By:	/s/ Thomas R. Miller
Name: Thomas R. Miller
Title: Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1	Third Amendment to Credit Agreement, dated as of August 1, 2016, by and among Sunoco LP, Bank of America, N.A. and the financial institutions parties thereto as Lenders.